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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                  FORM 8-K
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                               CURRENT REPORT
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    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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            Date of Report (Date of earliest event reported)  N.A.
                                                              ----



                                  MESA INC.
                                  =========
           (Exact name of registrant as specified in its charter)




                                   1-10874
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                            Commission File Number

            Texas                                           75-2394500
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(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                        Identification Number)


2600 Trammell Crow Center
    2001 Ross Avenue
      Dallas, Texas                                            75201
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 (Address of Principal                                       (Zip Code)
   Executive Offices)


                               (214) 969-2200
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            (Registrant's telephone number, including area code)


                                Not Applicable
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        (Former name or former address if changed since last report)




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
Item 5.  Other Events
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     On January 5, 1994, MESA Inc. (the "Company") effected a series of merger transactions which resulted in the conversion of each of its subsidiary partnerships, other than Hugoton Capital Limited Partnership ("HCLP"), to corporate form. Pursuant to these mergers, Mesa Operating Limited Partnership ("MOLP") was merged into Mesa Operating Co.; Mesa Midcontinent Limited Partnership was merged into Mesa Midcontinent Co.; Mesa Holding Limited Partnership was merged into Mesa Holding Co.; and Mesa Environmental Ventures Limited Partnership was merged into Mesa Environmental Ventures Co. HCLP remains a limited partnership as required by the indenture governing its outstanding secured notes. The limited partners of HCLP are Mesa Operating Co. and Mesa Midcontinent Co., and the general partner is another wholly owned subsidiary of the Company.

     Pursuant to the mergers, all of the general partnership interests in the Company's subsidiary partnerships held directly or indirectly by Boone Pickens were converted into the number of shares of common stock of the Company contemplated by the Conversion Agreement dated December 31, 1991, between the Company and Mr. Pickens. The Conversion Agreement was entered into at the time of the conversion of Mesa Limited Partnership ("MLP"), the predecessor of the Company, into corporate form, as approved by the unitholders of such partnership on December 12, 1991. In addition, on December 31, 1993, Mr. Pickens exercised his right under the Conversion Agreement to convert approximately one-fourth of his general partner interests into common stock. As a result of such exercise and the mergers, the approximately 3.5% equity interest in the Company's subsidiary partnerships held by Mr. Pickens prior to December 31, 1993 has been converted into approximately 3.5% of the Company's outstanding common stock.

     The mergers were implemented in order to further simplify the Company's capital and organizational structure, following the December 1991 conversion of MLP to corporate form. In evaluating alternative ways of structuring the December 1991 conversion, MLP had determined that maintaining the existence of MOLP as a partnership, and of the general partner interest therein, would provide maximum assurance that the conversion would not constitute a "Change of Control" event under an indenture governing $300 million principal amount of subordinated notes of MLP and MOLP. The "Change of Control" provision was eliminated from the indenture as part of the debt exchange offer concluded by the Company in August 1993.

                                 SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                                     MESA INC.
                                                     (Registrant)



                                                 By: /s/ William D. Ballew
                                                     ---------------------
                                                     William D. Ballew
                                                     Controller


Date:  January 11, 1994
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